EXHIBIT 99.1

LIST OF DEBTORS:


Sunterra Corporation (Parent)
AKGI Lake Tahoe Investments, Inc.
AKGI St. Maarten, N.V., Inc.
All Seasons Properties, Inc.
All Seasons Realty, Inc.
All Seasons Resorts, Inc. (AZ)
All Seasons Resorts, Inc. (TX)
Argosy Grand Beach, Inc.
Argosy Hilton Head, Inc.
Argosy Partners, Inc.
Argosy/KGI Grand Beach Investment Partnership
Argosy/KGI Port Royal Partners
AVCOM International, Inc.
Grand Beach Partners, LP
Grand Beach Resort, Limited Partnership
Greensprings Associates
Greensprings Plantation Resorts, Inc.
Harich Tahoe Development
KGI Grand Beach Investments, Inc.
KGI Port Royal, Inc.
KGK Lake Tahoe Development, Inc.
Lake Tahoe Resort Partners, LLC
Lakewood Development, Inc.
MMG Development Corp.
Plantation Resorts Group, Inc.
Pointe Partners, Limited Partnership
Port Royal Resorts, L.P.
Powhattan Associates
Premier Vacations, Inc.
Resort Connections, Inc.
Resort Marketing International, Inc.
Ridge Pointe Limited Partnership
Ridgewood Development, Inc.
RKG, Inc.
Sunterra Financial Services, Inc.
Sunterra St. Croix, Inc.
Williamsburg Vacations, Inc.